Exhibit 8.1

The following is a list of Company's subsidiaries as of December 31, 2005.

                                              Country of
Name of Significant Subsidiary                Incorporation

Helium Shipping Company Limited               Malta
Hydrogen Shipping Company Limited             Malta
Silicon Shipping Company Limited              Malta
Oxygen Shipping Company Limited               Malta
Annapolis Shipping Company Limited            Malta
Blueberry Shipping Company Limited            Malta
Lancat Shipping Company Limited               Malta
Tolan Shipping Company Limited                Malta
Malvina Shipping Company Limited              Malta
Arleta Navigation Company Limited             Malta
Selma Shipping Company Limited                Malta
Royerton Shipping Company Limited             Malta
Samsara Shipping Company Limited              Malta
Lansat Shipping Company Limited               Malta
Farat Shipping Company Limited                Malta
Madras Shipping Company Limited               Malta
Iguana Shipping Company Limited               Malta
Borsari Shipping Company Limited              Malta
Onil Shipping Company Limited                 Malta
Zatac Shipping Company Limited                Malta
Fabiana Navigation Company Limited            Malta
Fago Shipping Company Limited                 Malta
Felicia Navigation Company Limited            Malta
Platan Shipping Company Limited               Malta
Karmen Shipping Company Limited               Liberia
Thelma Shipping Co. Ltd                       Malta
Celine Shipping Company Limited               Liberia
Helium Shipholding Co. S.A.                   Liberia
Earthly Shipholding Co. S.A.                  Liberia
Hydrogen Shipholding Co. S.A.                 Liberia
Silicon Shipholding Co. S.A.                  Liberia
Oxygen Shipholding Co. S.A.                   Liberia
Optional Redemption Investment Inc.           Liberia
Credit Facility Investments Inc.              Liberia
Skip Navigation Inc.                          Liberia
Waterloo Navigation Ltd.                      Liberia
First Shipholding Corp.                       Marshall Islands
Nouvelle Shipholding One Inc.                 Marshall Islands
Nouvelle Shipholding Two Inc.                 Marshall Islands
Scorpio Shipholding One Inc.                  Marshall Islands
Scorpio Shipholding Two Inc.                  Marshall Islands
Araldo Marine Ltd.                            Marshall Islands
Welby Shipping Inc.                           Marshall Islands
Anemone Marine Co.                            Marshall Islands
Ariana Marine Ltd.                            Marshall Islands
Lucio Shipholding Ltd.                        Marshall Islands
Valente Navigation Co.                        Marshall Islands
Xanadu Shipholding One Inc.                   Marshall Islands
Xanadu Shipholding Two Inc.                   Marshall Islands
Samsara Shipholding One Inc.                  Marshall Islands
Samsara Shipholding Two Inc.                  Marshall Islands
Paragon Shipholding One Inc.                  Marshall Islands
Paragon Shipholding Two Inc.                  Marshall Islands
Toro Shipholding One Inc.                     Marshall Islands
Toro Shipholding Two Inc.                     Marshall Islands
Primera Shipholding One Inc.                  Marshall Islands
Primera Shipholding Two Inc.                  Marshall Islands
Iguana Shipholding One Inc.                   Marshall Islands
Iguana Shipholding Two Inc.                   Marshall Islands
Lidman Maritime Co.                           Marshall Islands
Armanno Marine Co.                            Marshall Islands
Astarte Maritime S.A.                         Marshall Islands
Ashby Shipmanagement Corp.                    Marshall Islands
Sunlight Shipholding One Inc.                 Marshall Islands
Sunlight Shipholding Two Inc.                 Marshall Islands
Devine Navigation Inc.                        Marshall Islands
Ariadne Marine S.A.                           Marshall Islands
Olivia Shipholding One Inc.                   Marshall Islands
Olivia Shipholding Two Inc.                   Marshall Islands
Neria Shipmanagement Inc.                     Marshall Islands
Argante Navigation Corp.                      Marshall Islands
Taipan Shipholding One Inc.                   Marshall Islands
Taipan Shipholding Two Inc.                   Marshall Islands
Mador Shipping Ltd.                           Marshall Islands
Lothair Navigation Company                    Marshall Islands
Verge Navigation Ltd.                         Marshall Islands
Joyce Shipping Corp.                          Marshall Islands
Amara Shipping Company                        Marshall Islands
Alma Shipholding Inc.                         Marshall Islands
Wealth Management Inc.                        Marshall Islands

SK 23113 0002 663670